                                                                  EXHIBIT 4.10


                        BORROWER STOCK PLEDGE AGREEMENT
                        -------------------------------

          PLEDGE AGREEMENT, dated as of March 30, 1996, made by Remington Arms Company, Inc. (formerly named RACI Acquisition Corporation), a Delaware corporation (the "Borrower") in favor of CHEMICAL BANK, a New York banking
                  --------
corporation, as administrative agent (in such capacity, the "Administrative
                                                             --------------
Agent") for the several banks and other financial institutions (collectively,
-----
the "Lenders") from time to time parties to the Credit Agreement, dated as of
     -------
November 30, 1993 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the
                                 ----------------
Administrative Agent, The Chase Manhattan Bank, N.A., Chemical Bank and Union Bank of Switzerland, New York Branch, as co-agents (each, individually a "Co-
                                                                          --
Agent"; collectively, the "Co-Agents") and the Lenders.
-----                      ---------


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Extensions of Credit (as defined in the Credit Agreement) to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement;

          WHEREAS, the Borrower is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuer (as hereinafter defined); and

          WHEREAS, Borrower has agreed pursuant to the Credit Agreement to execute and deliver this Pledge Agreement to the Administrative Agent, for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises the Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1.   Defined Terms.  (a)  Unless otherwise defined herein, capitalized
               -------------
terms defined in the Credit Agreement are used herein as defined therein.

          (b) The following terms shall have the following meanings:

          "Additional Pledged Stock":  as defined in Section 5(a).
           ------------------------

          "Agreement":  this Pledge Agreement, as the same may be amended,
           ---------
     supplemented, waived or otherwise modified from time to time.

          "Code":  the Uniform Commercial Code from time to time in effect in
           ----
     the State of New York.

          "Collateral":  all of the Borrower's right, title and interest in and
           ----------
     to the Pledged Stock and all Proceeds thereof.

          "Issuer":  Remington International, Ltd., a Barbados corporation.
           ------

          "Obligations":  the collective reference to the unpaid principal of
           -----------
     and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Co-Agents and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents, any Interest Rate Agreement entered into with any Lender, any Guarantee Obligations of the Borrower referred to in Section 8.4(b) of the Credit Agreement as to which any Lender is a beneficiary and any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with a termination of any transaction entered into pursuant to an Interest Rate Agreement entered into with any Lender, amounts payable to any Lender in connection with any such Guarantee Obligation, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, any Co-Agent or any Lender that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

          "Pledged Stock":  the shares of capital stock listed on Schedule 1
           -------------                                          ----------
     hereto, together with all stock certificates, stock options or similar rights of any nature whatsoever that may be issued or granted by the Issuer to the Borrower while this Agreement is in effect, including Additional Pledged Stock.

          "Proceeds":  all "proceeds" as such term is defined in Section 9-
           --------
     306(1) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.  Pledge; Grant of Security Interest.  The Borrower hereby grants to
              ----------------------------------
the Administrative Agent, for the ratable benefit of the Lenders, a security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and hereby agrees that it will deliver or cause to be delivered to the Administrative Agent, for the ratable benefit of the Lenders, all certificates representing the Pledged Stock no later than the second Business Day following the date hereof.

          3.  Stock Powers; Acknowledgment and Consent. Concurrently with the
              ----------------------------------------
delivery to the Administrative Agent of each certificate representing any Pledged Stock pursuant to paragraph 2 above, the Borrower shall deliver (i) an undated stock power covering such certificate, duly executed in blank by the Borrower with, if the Administrative Agent so requests, signature guaranteed and
(ii) an Acknowledgment and Consent, substantially in the form attached hereto as Exhibit A, duly executed by the Issuer.

          4.  Representations and Warranties.  The Borrower represents and
              ------------------------------
warrants that:

          (a) The shares of Pledged Stock constitute 65% of the issued and outstanding shares of all classes of the capital stock of the Issuer held by the Borrower on the date hereof.

          (b) All the shares of the Pledged Stock issued by the Issuer have been (or, with respect to Additional Pledged Stock, when pledged to the Administrative Agent, will be) duly and validly issued and are (or, with respect to Additional Pledged Stock, when pledged to the Administrative Agent, will be) fully paid and nonassessable.

          (c) The Borrower is (or, with respect to Additional Pledged Stock, when pledged to the Administrative Agent, will be) the record and beneficial owner of, and has (or, with respect to Additional Pledged Stock, when pledged to the Administrative Agent will have) good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or material adverse claims on any of the Pledged Stock by, any other Person, except the security interest created by this Agreement and Liens arising by operation of law.

          (d) Upon delivery to the Administrative Agent of all stock certificates evidencing any Pledged Stock, the security interest created by this Agreement, assuming the continuing possession of the Pledged Stock by the Administrative Agent, will constitute a valid and perfected first priority security interest in the Collateral to the extent provided in the Code, enforceable in accordance with its terms against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; provided, however, that the above
                                              --------  -------
     representation and warranty does not apply to any Lien arising by operation of law and entitled to a priority over the security interest created by this Agreement.

          5.  Covenants.  The Borrower covenants and agrees with the
              ---------
Administrative Agent and the Lenders that, from and after the date of this Agreement until payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of
Credit:

          (a) If the Borrower shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Pledged Stock, or otherwise in respect thereof (collectively, the "Additional Pledged Stock"), the Borrower shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent, the Co-Agents and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Borrower to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Borrower and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, however, that in no
                                              --------  -------
     event shall the aggregate amount of Pledged Stock be greater than 65% of the issued and outstanding shares of all classes of the Capital Stock of the Issuer. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer (other than pursuant to a transaction permitted under Section 8.5 or 8.6 of the Credit Agreement) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof (other than pursuant to a transaction permitted under Section 8.5 or 8.6 of the Credit Agreement), the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any such sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, the Co-Agents and the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Administrative Agent, the Borrower will not (1) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, to any Person other than the Borrower, except as permitted under the Credit Agreement, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, except as permitted by Section 8.5 or 8.6 of the Credit Agreement, or (3) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement and Liens arising by operation of law.

          (c) The Borrower shall defend the security interest created by this Agreement as a perfected security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. In the event that an Event of Default has occurred and is continuing, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument (including any promissory note) or chattel paper (in each case as defined in the
     Code), such instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. Prior to such delivery, the Pledgor shall hold all such instruments and chattel paper in trust for the Administrative Agent, for the ratable benefit of the Lenders, and shall not commingle any of the foregoing with any assets of the Pledgor.

          (d) The Borrower shall pay, and save the Administrative Agent, the Co-Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          6.  Cash Dividends; Voting Rights.  Unless an Event of Default shall
              -----------------------------
have occurred and be continuing and the Administrative Agent shall have given notice to the Borrower of the Administrative Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Borrower shall be permitted to receive all dividends and distributions paid or made in respect of the Pledged Stock and to exercise all voting and corporate and other rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or
                              --------  -------
corporate right exercised or other action taken which would materially impair the Collateral (other than pursuant to a transaction permitted under the Credit Agreement) or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

          7.  Rights of the Lenders, the Co-Agents and the Administrative Agent.
              -----------------------------------------------------------------
If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice to the Borrower of its intent to exercise such rights,
(i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) the Administrative Agent shall have the right to cause all of the Pledged Stock to be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Borrower or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Administrative Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided that the Administrative Agent shall not exercise
                      --------
any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in paragraph 8 other than in accordance with such paragraph 8.

          8.  Remedies.  If an Event of Default shall occur and be continuing,
              --------
the Administrative Agent, on behalf of the Lenders, may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent, any Co-Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Co-Agent or any Lender shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Co-Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent, any Co-Agent or any Lender arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the then outstanding Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Co-Agent or any Lender to collect such deficiency.

          9.  Registration Rights; Private Sales.  (a)  If the Administrative
              ----------------------------------
Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, provided that such registration and sale are otherwise permitted under applicable law, the Borrower will use its best efforts to cause the Issuer thereof (i) to execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or reasonably advisable to register the Pledged Stock to be sold, or that portion thereof to be sold under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, ending when all such Pledged Stock is sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction, the Borrower agrees to use its best efforts to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) The Borrower recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) The Borrower further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Borrower further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent, the Co-Agents and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Borrower, and, to the extent permitted by law, the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

          10.  Irrevocable Authorization and Instruction to the Issuer.  The
               -------------------------------------------------------
Borrower hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that the Issuer shall be fully protected in so complying.

          11.  Administrative Agent's Appointment as Attorney-in-Fact.  (a)  The
               ------------------------------------------------------
Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, in the event that an Event of Default has occurred and is continuing, and to the extent permitted by law, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

          (b) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 11(a). All powers, authorizations and agencies contained in this Agreement with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

          12.  Duty of Administrative Agent.  The Administrative Agent's sole
               ----------------------------
duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, any Co-Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          13.  Execution of Financing Statements.  Pursuant to Section 9-402 of
               ---------------------------------
the Code, the Borrower authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          14.  Authority of Administrative Agent.  The Borrower acknowledges
               ---------------------------------
that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Co-Agents and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Borrower nor the Issuer shall be under any obligation to make any inquiry respecting such authority.

          15.  Notices.  All notices, requests and demands under this Agreement
               -------
shall be given in accordance with Section 11.2 of the Credit Agreement, except that notices to the Issuer shall be given at the address set forth under its signature on Exhibit A attached hereto.
             ---------

          16.  Release of Collateral and Termination.  (a)  At such time as the
               -------------------------------------
payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing shall have occurred, the Commitments have been terminated and the Letters of Credit have expired, terminated or been returned to the Issuing Lender, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. Upon request of the Borrower following any such termination, the Administrative Agent shall deliver (at the sole cost and expense of the Borrower) to the Borrower any Collateral held by the Administrative Agent hereunder, and execute and deliver (at the sole cost and expense of the Borrower) to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Credit Agreement, then the Administrative Agent shall execute and deliver to the Borrower (at the sole cost and expense of the Borrower) all releases or other documents necessary or reasonably desirable for the release of the Liens created hereby on such Collateral.

          17.  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          18.   Amendments in Writing; No Waiver; Cumulative Remedies.  (a)
                -----------------------------------------------------
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Administrative Agent in accordance with Section 11.1 of the Credit Agreement.

          (b) Neither the Administrative Agent, any Co-Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Co-Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Co-Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Co-Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          19.  Section Headings.  The section headings used in this Agreement
               ----------------
are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

          20.  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
successors and assigns of the Borrower and shall inure to the benefit of the Administrative Agent, the Co-Agents and the Lenders and their successors and assigns.

          21.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                              REMINGTON ARMS COMPANY, INC.


                              By:  /s/ Samuel G. Grecco
                                   -------------------------------
                                   Title: Vice President & Controller

ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:

CHEMICAL BANK, as Administrative Agent


By:  /s/ William J. Caggiano
     ------------------------
     Title: Managing Director

                                                                      SCHEDULE 1
                                                             TO PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK


                                              Stock
                                 Class of  Certificate  No. of
Issuer                            Stock*       No.      Shares
-------------------------------  --------  -----------  ------

Remington International, Ltd.                              650


----------
*  Stock is common stock unless otherwise indicated.

                           ACKNOWLEDGMENT AND CONSENT


     The undersigned is the Issuer referred to in the Pledge Agreement, dated March 30, 1996, made by the Borrower (as defined therein) for the benefit of Chemical Bank, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement") and the undersigned hereby
                                 ----------------
acknowledges receipt of a copy of the Pledge Agreement. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

     1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in subsection 5(a) of the Pledge Agreement.

     3. (i) The terms of subsection 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it
    ------- --------
under or pursuant to or arising out of Section 9 of the Pledge Agreement.

     (ii) Notwithstanding the foregoing, the undersigned (A) does not and shall not hereby, directly or indirectly, guarantee, assume or in any other manner become liable for any of the Obligations or any other Indebtedness of the Borrower, and (B) shall not be bound hereby or obligated hereunder to the extent that being so bound or obligated would cause the undersigned so to guarantee, assume or become liable for any of such Obligations or Indebtedness.

                         REMINGTON INTERNATIONAL, LTD.



                              By: /s/ Samuel G. Grecco
                                  -----------------------
                                  [Name] Samuel G. Grecco
                                  [Title] Vice President


                              Address for Notices:

                              P.O. Box 700
                              --------------------------

                              Madison, N.C. 27025-0700
                              --------------------------


                              Fax: (910) 548-8629
                                   ---------------------